UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

---------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 16, 2009

ULTICOM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road,

Mount Laurel, New Jersey

08054

(Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2009, Ulticom, Inc. (the “Company”) filed with the Treasurer of the State of New Jersey an amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) in order to effectuate a one for four reverse stock split. The Amendment will become effective at 9:00 a.m. EST on November 18, 2009.

The Amendment provides that each share of the Company’s common stock, no par value (“Common Stock”), issued and outstanding or held in treasury shall be reduced, or combined, into one fourth of one share of Common Stock. In addition, the Amendment will decrease the authorized common shares from 200,000,000 to 50,000,000 and decrease the authorized undesignated shares from 10,000,000 to 2,500,000. A copy of the Amendment is filed as Exhibit 3.1 to this Current Report. Investors are encouraged to review the actual text of the Amendment for more information.

Item 8.01 Other Events.

On November 17, 2009, the Company issued a press release announcing that its Board of Directors has approved a one for four reverse stock split of the Company’s Common Stock. The Company’s press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
99.1	Press release titled “Ulticom Board Approves 1 for 4 Reverse Stock Split”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: November 17, 2009	By:	/s/ Shawn K. Osborne
		Name:	Shawn K. Osborne
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
99.1	Press release titled “Ulticom Board Approves 1 for 4 Reverse Stock Split”.